QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

SEPTEMBER 14, 2001 (Date of Report)

THE COBALT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

WASHINGTON (State or Other Jurisdiction of Incorporation)	000-26623 (Commission File No.)	91-1674947 (IRS Employer Identification No.)

2200 FIRST AVENUE SOUTH, SUITE 400 SEATTLE, WA 98134
(Address of Principal Executive Offices, including Zip Code)

(206) 269-6363
(Registrant's Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

    On September 7, 2001, The Cobalt Group, Inc. ("Cobalt") entered into a Loan Agreement (the "Loan Agreement") with Warburg, Pincus Equity Partners, L.P. ("Warburg Pincus") as agent for the entities named on Schedule A thereto (the "Lenders"), pursuant to which Cobalt may borrow from the Lenders up to $5.0 million, to be used for working capital. The Loan Agreement provides that any amounts borrowed thereunder will be represented by one or more promissory notes, substantially in the form of Exhibit A to the Loan Agreement, setting forth the amount, term and interest rate of the loan. The obligation of Warburg Pincus to advance any funds on behalf of the Lenders to Cobalt is subject to certain conditions set forth in the Loan Agreement, including representations from Cobalt that there has been no material adverse change in or effect on the business or condition of Cobalt since the date of the Loan Agreement.

    On September 7, 2001, Cobalt borrowed $2.0 million under the Loan Agreement pursuant to an Unsecured Promissory Note (the "Promissory Note"). The Promissory Note provides for an annual interest rate of 8% and becomes due and payable in full on September 7, 2003.

    The foregoing description of the Loan Agreement and the Promissory Note, and the terms of each document, is qualified in its entirety by reference to the Loan Agreement and the Promissory Note, copies of which have been filed as Exhibits 10.1 and 10.2, respectively.

ITEM 7. EXHIBITS

  (c)
  EXHIBITS
10.1	Loan Agreement, dated as of September 7, 2001 between The Cobalt Group, Inc. and Warburg, Pincus Equity Partners, L.P.
10.2	Unsecured Promissory Note dated September 7, 2001 between The Cobalt Group, Inc. and Warburg, Pincus Equity Partners, L.P.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COBALT GROUP, INC.

Dated: September 14, 2001	By:	/s/ LEE J. BRUNZ Lee J. Brunz Vice President, General Counsel and Secretary

QuickLinks

SIGNATURE